UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 1, 1998


                             WILLIAMS SCOTSMAN, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   State of Maryland                  033-68444                 52-0665775
--------------------------------------------------------------------------------
    (State or other            (Commission File Number)      (I.R.S. Employer
    jurisdiction of                                          Identification No.)
    incorporation)


  8211 Town Center Drive, Baltimore, Maryland                     21236
--------------------------------------------------------------------------------
    (Address of principal executive offices)                    (zip code)


Registrant's telephone number, including area code (410) 931-6000


                                 Not applicable
--------------------------------------------------------------------------------
         (Former name and former address, if changed since last report)

         This Current Report on Form 8-K/A amends the Current Report on Form 8-K previously filed with the Securities and Exchange Commission reporting the acquisition described below.

Item 2.  Acquisition or Disposition of Assets

         On September 1, 1998, Williams Scotsman, Inc., a Maryland corporation (the "Company" or "WSI"), acquired all of the outstanding stock of Space Master International, Inc., a privately held Georgia corporation ("SMI"). Immediately prior to the purchase of the stock, certain net assets of SMI were transferred to an entity owned by the Seller. Total consideration for the acquisition of SMI was approximately $273 million, including the repayment of existing indebtedness of SMI. The acquisition was financed in part with additional borrowings under the Company's amended credit facility arranged by Bankers Trust Company, and in part with additional equity contributed by Scotsman Holdings, Inc.

         The following amendments to Item 7 of the Form 8-K are hereby made.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)       Financial Statements of Business Acquired

                   o Balance sheets as of September 30, 1997 and 1996 and the related statements of income and cash flows for each of the three years in the period ended September 30, 1997, together with independent accountant's report thereon.

                       Unaudited balance sheet as of June 30, 1998, and the related unaudited statements of income and cash flows for the nine month periods ended June 30, 1998 and 1997.

         (b)       Pro Forma Financial Information

                   o Pro Forma Condensed Combined Statements of Operations for the nine month period ended September 30, 1998 (unaudited).

                   o Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1997 (unaudited).

                   o Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

         (c)       Exhibits


        Exhibit Number
    (Referenced to Item 601
       of Regulation S-K)                       Description of Exhibit (a)
    -----------------------                -------------------------------------
              2                            Stock Purchase Agreement, dated as of
                                           July 23, 1998, between Williams
                                           Scotsman, Inc. and Raymond A.
                                           Wooldridge

            99.1                           Press Release, dated as of September
                                           1, 1998.

         (a) These exhibits were previously filed with the Current Report on Form 8-K dated September 1, 1998.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Space Master International, Inc.


We have audited the accompanying balance sheets of Space Master International, Inc. (a wholly-owned subsidiary of Space Master Enterprises, Inc.) as of September 30, 1997 and 1996, and the related statements of operations, retained earnings and cash flows for the years ended September 30, 1997, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Space Master International, Inc. as of September 30, 1997 and 1996, and the results of its operations and its cash flows for the years ended September 30, 1997, 1996 and 1995 in conformity with generally accepted accounting principles.


                                         /s/ Smith & Radigan
                                         -------------------
Atlanta, Georgia
March 11, 1998, except for
Note 10, as to which
the date is September 2, 1998.

Balance Sheets

SPACE MASTER INTERNATIONAL, INC.

                                     ASSETS
                                     ------

                                                             September 30,
                                                      --------------------------
                                                          1997          1996
                                                      ------------  ------------
Cash                                                  $  5,357,658  $  5,127,358

Accounts receivable, net of allowance
   for doubtful accounts of $510,000 in
   1997 and 1996                                         9,538,499     9,542,738

Receivable from affiliates                               6,739,015     3,280,337

Net investment in sales-type leases                      3,421,776     3,970,817

Lease equipment, net of accumulated
   depreciation of $32,906,752 in 1997
   and $29,810,850 in 1996                             116,777,202   104,862,886

Property and equipment, net                              2,489,441     3,114,220

Prepaid expenses and other assets                        1,427,512     1,207,336

Costs and estimated earnings in excess of
   billings on uncompleted contracts                     1,426,048     5,376,015
                                                      ------------  ------------
                                                      $147,177,151  $136,481,707
                                                      ============  ============

                      LIABILITIES AND STOCKHOLDER'S EQUITY
                      ------------------------------------

                                                             September 30,
                                                      --------------------------
                                                          1997          1996
                                                      ------------  ------------
Notes payable and long-term debt                      $ 86,500,000  $ 81,515,000

Senior subordinated debt                                 4,881,880     7,124,611

Accounts payable                                         3,915,917     5,356,334

Accrued liabilities                                      7,486,881     4,883,954

Accrued income taxes                                     1,262,330       350,000

Billings in excess of costs and estimated
   earnings on uncompleted contracts                       530,223       275,153

Deferred liabilities                                     1,523,695     1,523,695

Deferred income taxes                                   18,858,000    16,358,000
                                                      ------------  ------------

   Total liabilities                                   124,958,926   117,386,747

Stockholder's equity Common stock, $1 par value:
      Authorized -- 100,000 shares
      Issued and outstanding -- 13,913 shares               13,913        13,913

Additional paid-in capital                               1,042,862     1,042,862
Retained earnings                                       21,161,450    18,038,185
                                                      ------------  ------------

   Total stockholder's equity                           22,218,225    19,094,960
                                                      ------------  ------------

                                                      $147,177,151  $136,481,707
                                                      ============  ============

The Notes to Financial Statements are an integral part of these Statements.

Statements of Operations

SPACE MASTER INTERNATIONAL, INC.

                                                      For the Year Ended
                                                         September 30,
                                  ----------------------------------------------------------
                                      1997                   1996                   1995
                                  ------------           ------------           ------------
Revenues:
   Sales                          $ 56,069,910           $ 46,919,660           $ 93,959,022
   Leases                           36,448,717             33,321,919             28,419,337
   Service                          14,741,384             13,202,630             10,716,827
   Interest                            126,870                 33,039                 86,415
                                  ------------           ------------           ------------
      Total revenues               107,386,881             93,477,248            133,181,601

Costs and expenses:
   Cost of units sold               47,237,153             38,847,184             79,316,859
   Operating                        33,887,869             32,206,686             28,879,189
   Interest                          7,154,291              6,802,608              6,845,365
   Depreciation and amortization     9,332,210              8,638,844              7,688,824
                                  ------------           ------------           ------------

      Total costs and expenses      97,611,523             86,495,322            122,730,237
                                  ------------           ------------           ------------

Income before income taxes           9,775,358              6,981,926             10,451,364

Provision for income taxes:
   Current                           1,152,093                928,215              1,723,118
   Deferred                          2,500,000              1,760,000              2,301,000
                                  ------------           ------------           ------------
                                     3,652,093              2,688,215              4,024,118
                                  ------------           ------------           ------------

Net income                        $  6,123,265           $  4,293,711           $  6,427,246
                                  ============           ============           ============

The Notes to Financial Statements are an integral part of these Statements.

Statements of Retained Earnings

SPACE MASTER INTERNATIONAL, INC.


Retained earnings, October 1, 1994                                  $11,517,228

Non-cash dividend to parent company                                  (2,500,000)

Net income for the year ended September 30, 1995                      6,427,246
                                                                    -----------

Retained earnings, September 30, 1995                                15,444,474

Non-cash dividend to parent company                                  (1,700,000)

Net income for the year ended September 30, 1996                      4,293,711
                                                                    -----------

Retained earnings, September 30, 1996                                18,038,185

Non-cash dividend to parent company                                  (3,000,000)

Net income for the year ended September 30, 1997                      6,123,265
                                                                    -----------

Retained earnings, September 30, 1997                               $21,161,450
                                                                    ===========

The Notes to Financial Statements are an integral part of these Statements.

Statements of Cash Flows

SPACE MASTER INTERNATIONAL, INC.

                                                                           For the Year Ended
                                                                              September 30,
                                                       ----------------------------------------------------------
                                                           1997                   1996                   1995
                                                       ------------           ------------           ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                          $  6,123,265           $  4,293,711           $  6,427,246
   Adjustments to reconcile net income
      to net cash provided by operating
      activities:
           Depreciation                                   9,158,890              8,349,057              7,312,362
           Amortization                                     173,320                289,788                376,462
           Decrease in original issue discount              157,269                198,744                206,378
           Gain on sale of lease equipment               (3,032,926)            (3,320,330)            (2,142,583)
           Gain on sale of sales-type
              lease receivables                            (587,659)              (233,017)              (274,263)
           Decrease (increase) in:
              Receivables                                     4,239               (328,545)             7,188,509
              Net investment in sales-type leases        (8,266,629)            (4,427,194)            (3,515,650)
              Prepaid expenses and other assets            (393,496)                99,167               (733,261)
              Costs and estimated earnings in
                 excess of billings on uncompleted
                 contracts                                4,205,037             (3,809,495)             1,075,095
           Increase (decrease) in:
              Accounts payable                           (1,440,417)               607,060              1,489,759
              Accrued income taxes                          912,330                350,000                    -0-
              Accrued liabilities                         2,602,927              1,909,831             (1,705,172)
              Deferred income                                   -0-                326,887                209,839
              Deferred income taxes                       2,500,000              1,760,000              2,301,000
                                                       ------------           ------------           ------------
                 Total adjustments                        5,992,885              1,771,953             11,788,475
                                                       ------------           ------------           ------------
                    Net cash provided by
                      operating activities               12,116,150              6,065,664             18,215,721

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of lease equipment                         (27,918,298)           (25,780,997)           (28,427,006)
   Proceeds from sale of lease equipment                 10,690,453             12,537,847              8,158,697
   Proceeds from sale of sales-type
      lease receivables                                   9,403,329              2,810,652              3,010,801
   Purchases of fixed assets                               (745,102)              (917,505)            (1,461,003)
   Net (advances) repayments to affiliates               (5,901,232)            (3,451,552)            (2,499,675)
   Note receivable principal collected                          -0-                630,378                291,580
                                                       ------------           ------------           ------------
                    Net cash used by
                      investing activities              (14,470,850)           (14,171,177)           (20,926,606)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net proceeds under revolving loan
      agreements                                          4,985,000             10,515,000              4,880,805
   Payments of long-term debt                            (2,400,000)            (1,200,000)            (1,200,000)
   Payments on capital lease obligations                        -0-                 (2,464)               (50,338)
                                                       ------------           ------------           ------------
                    Net cash provided by
                      financing activities                2,585,000              9,312,536              3,630,467
                                                       ------------           ------------           ------------

INCREASE IN CASH                                            230,300              1,207,023                919,582
CASH BALANCE AT BEGINNING OF YEAR                         5,127,358              3,920,335              3,000,753
                                                       ------------           ------------           ------------

CASH BALANCE AT END OF YEAR                            $  5,357,658           $  5,127,358           $  3,920,335
                                                       ============           ============           ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for:
      Interest                                         $  7,057,190           $  6,862,300           $  6,543,614
                                                       ============           ============           ============
      Income taxes                                     $    239,763           $    528,215           $  2,323,158
                                                       ============           ============           ============

The Notes to Financial Statements are an integral part of these Statements.

Notes to Financial Statements

SPACE MASTER INTERNATIONAL, INC.

September 30, 1997


Note 1 -- Summary of Significant Accounting Policies and Basis of Presentation
------------------------------------------------------------------------------

     Basis of Presentation
     ---------------------

Space Master International, Inc. ("the Company") is a wholly-owned subsidiary of Space Master Enterprises, Inc. ("the parent company"). The Company sells and leases pre-engineered buildings and mobile offices.

     Revenue Recognition
     -------------------

The majority of the Company's mobile office units are leased under operating leases with terms of one to five years. Operating lease revenue is recognized when it becomes due under the lease contract. All units on lease or held for lease are classified as "Lease equipment" in the accompanying balance sheets. The Company has leases accounted for as sales-type leases. Sales are recorded upon shipment and, for multi-unit complexes, upon installation and approval by the customer.

     Fair Value of Financial Instruments
     -----------------------------------

Except as otherwise disclosed herein, the Company estimates that the aggregate fair value of all financial instruments at September 30, 1997 does not differ materially from the aggregate carrying values of its financial instruments recorded in the balance sheet. The estimated fair value amounts of cash and cash equivalents, receivables, accounts payable and accrued liabilities approximate fair value due to their short-term nature. The carrying value of variable rate debt is considered to approximate fair market value. The Company is not required to provide disclosures or estimates of the fair value of lease contracts. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

     Use of Estimates
     ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Reclassification
     ----------------

Certain amounts in the September 30, 1996 and 1995 financial statements have been reclassified to conform to the September 30, 1997 presentation.

SPACE MASTER INTERNATIONAL, INC.

September 30, 1997


Note 1 -- Summary of Significant Accounting Policies and Basis of
          Presentation -- Continued
-----------------------------------------------------------------

     Contract Accounting
     -------------------

The Company uses the percentage-of-completion method of accounting for its construction projects, measured by the percentage of costs incurred to date to estimated total costs for each project. This method is used because management considers incurred costs to be the best available measure of progress on these projects.

Contracts in process are summarized as follows:

                                                                        September 30,
                                                   ------------------------------------------------------
                                                       1997                 1996                 1995
                                                   ------------         ------------         ------------
Costs incurred on uncompleted contracts            $ 27,210,598         $ 62,647,428         $ 63,801,630
Estimated earnings to date                            2,077,811           10,368,784           11,014,761
                                                   ------------         ------------         ------------
                                                     29,288,409           73,016,212           74,816,391
Less billings to date                                28,392,584           67,915,350           73,525,025
                                                   ------------         ------------         ------------
                                                   $    895,825         $  5,100,862         $  1,291,366
                                                   ============         ============         ============

Contracts in process are presented in the balance sheet under the following captions:


                                                                        September 30,
                                                   ------------------------------------------------------
                                                       1997                 1996                 1995
                                                   ------------         ------------         ------------
Costs and estimated earnings in excess
   of billings on uncompleted contracts            $  1,426,048         $  5,376,015         $  2,145,717
Billings in excess of costs and estimated
   earnings on uncompleted contracts                    530,223              275,153              854,351
                                                   ------------         ------------         ------------
                                                   $    895,825         $  5,100,862         $  1,291,366
                                                   ============         ============         ============

     Lease Equipment and Property and Equipment
     ------------------------------------------

Lease equipment and property and equipment are stated at cost. For financial reporting purposes, depreciation is computed on the straight-line method over the estimated useful lives of the assets. Lease equipment is depreciated over eighteen years. Property and equipment are depreciated over five years.

The Company had an investment in managed lease equipment. This equipment was acquired in August 1997 (Note 7). The lease equipment amounted to $10,709,216, $7,968,017 and $9,408,105, net of accumulated depreciation of $5,995,172, $6,329,647 and $5,976,986, at September 30, 1997, 1996 and 1995, respectively.
Depreciation expense for these assets was $814,839, $822,321 and $848,265 for the years ending September 30, 1997, 1996 and 1995, respectively.

SPACE MASTER INTERNATIONAL, INC.

September 30, 1997


Note 1 -- Summary of Significant Accounting Policies and Basis of
          Presentation -- Continued
-----------------------------------------------------------------

     Income Taxes
     ------------

Deferred income taxes are provided for temporary differences, principally depreciation expense, reserve for doubtful accounts and recognition of income from certain transactions, for financial reporting and income tax purposes. Investment tax credits are accounted for using the flow-through method.

The Company's taxable income is included in the consolidated income tax return of the parent company. Under Statement of Financial Accounting Standards (SFAS) #109, "Accounting for Income Taxes" the Company is required to record deferred income taxes for its share of the temporary differences of the consolidated group.

The provision for income taxes consists of the following:

                                                                      For the Year Ended
                                                                        September 30,
                                                   ------------------------------------------------------
                                                       1997                 1996                 1995
                                                   ------------         ------------         ------------
Income tax expense:
   Federal                                         $    725,000         $    525,000         $    964,147
   State                                                427,093              403,215              758,971
                                                   ------------         ------------         ------------
                                                      1,152,093              928,215            1,723,118

Deferred provision (benefit)                          2,500,000            1,760,000            2,301,000
                                                   ------------         ------------         ------------

                                                   $  3,652,093         $  2,688,215         $  4,024,118
                                                   ============         ============         ============

     Deferred Taxes
     --------------

The components of the net deferred tax liability in the balance sheet as of September 30, 1997, 1996 and 1995, consisted of the following:

                                                       1997                 1996                 1995
                                                   ------------         ------------         ------------
Deferred tax liabilities
   Depreciation                                    $ 20,600,000         $ 19,112,000         $ 17,174,000
   Finance lease agreement                              323,000              178,000              171,000
   Deferred installment gain                             15,000               29,000               33,000
                                                   ------------         ------------         ------------

   Deferred tax liability                            20,938,000           19,319,000           17,378,000

Deferred tax assets
   Reserve for doubtful accounts                        (94,000)             (94,000)             (94,000)
   Vacation accrued                                     (26,000)             (26,000)             (26,000)
   Deferred liability                                  (742,000)            (742,000)            (602,000)
   Income tax credits                                (1,218,000)          (2,099,000)          (2,058,000)
                                                   ------------         ------------         ------------

   Deferred tax asset                                (2,080,000)          (2,961,000)          (2,780,000)
                                                   ------------         ------------         ------------

   Net deferred income taxes                       $ 18,858,000         $ 16,358,000         $ 14,598,000
                                                   ============         ============         ============

SPACE MASTER INTERNATIONAL, INC.

September 30, 1997


Note 1 -- Summary of Significant Accounting Policies and Basis of
          Presentation -- Continued
-----------------------------------------------------------------

     Concentration of Credit Risk
     ----------------------------

The Company frequently has cash deposits in bank accounts in excess of federal insurance limits in the ordinary course of its operations.

Note 2 -- Transactions with Affiliates
--------------------------------------

The Company had advances of $6,739,015 and $3,280,837 to its parent company and affiliates of the Company at September 30, 1997 and 1996, respectively. During the years ended September 30, 1997, 1996 and 1995, the Company's purchases of mobile offices and modular buildings from affiliates aggregated approximately $21,584,000, $22,421,000 and $18,761,000, respectively. The Company has reduced the advances to the parent company by recording non-cash dividend distributions of $3,000,000, $1,700,000 and $2,500,000 for the years ending September 30,
1997, 1996 and 1995, respectively.

Note 3 -- Net Investment in Sales-Type Leases
---------------------------------------------

The net investment in sales-type leases consists of:

                                                                        September 30,
                                                   ------------------------------------------------------
                                                       1997                 1996                 1995
                                                   ------------         ------------         ------------
Total minimum lease payments to be
  received                                         $  4,323,379         $  4,801,909         $  2,655,594
Less unearned interest income                          (901,603)            (831,092)            (524,335)
                                                   ------------         ------------         ------------

Net investment in sales-type leases                $  3,421,776         $  3,970,817         $  2,131,259
                                                   ============         ============         ============

The following is a summary of minimum future lease payments receivable under such leases:

          Year Ending
         September 30,
         -------------
             1998                                          $1,082,034
             1999                                           1,053,867
             2000                                             967,212
             2001                                             531,655
             2002                                             638,128
          Thereafter                                           50,483
                                                           ----------
                                                           $4,323,379
                                                           ==========

SPACE MASTER INTERNATIONAL, INC.

September 30, 1997


Note 4 -- Property and Equipment
--------------------------------

The following is a summary of the components of property and equipment:

                                                                        September 30,
                                                   ------------------------------------------------------
                                                       1997                 1996                 1995
                                                   ------------         ------------         ------------
Land                                               $        -0-         $    557,446         $    557,446
Leasehold improvements                                1,753,964            1,511,170            1,222,973
Furniture and fixtures                                  682,354              640,002              585,957
Equipment                                             5,178,766            4,764,894            4,225,668
                                                   ------------         ------------         ------------
                                                      7,615,084            7,473,512            6,592,044
Less accumulated depreciation and
  amortization                                       (5,125,643)          (4,359,292)          (3,566,069)
                                                   ------------         ------------         ------------

                                                   $  2,489,441         $  3,114,220         $  3,025,975
                                                   ============         ============         ============

Note 5 -- Notes Payable and Long-Term Debt
------------------------------------------

The Company has entered into a credit agreement with several financial institutions for a revolving credit and term loan facility. Under the agreement, as amended, the Company may obtain revolving loans in an aggregate principal amount up to $100 million through March 31, 1999. Borrowings are severally funded by each financial institution in an amount equal to its designated percentage of the total amount to be borrowed.

Aggregate borrowings are limited to the lesser of $100 million or the borrowing base, which consists of set percentages of eligible lease equipment and receivables. The Company may designate borrowings as prime rate loans or LIBOR rate loans. Interest on such borrowings varies between prime and one-half percent above prime and one and one-quarter to one and three-quarters percent above LIBOR, as applicable, based on the Company's leverage ratio, as defined. The Company also pays a fee of three-eighths percent of the average daily unused portion of the facility for each calendar quarter.

On March 31, 1999 ("the commitment termination date"), borrowings outstanding at such time must be paid in full or converted to term loans payable in forty-eight equal principal installments. Such term loans would accrue interest at one to one and three-quarters percent above prime and two and one-quarter to two and three-quarters percent above LIBOR, as applicable, based on the Company's leverage ratio. The commitment termination date may be extended for an additional twelve-month period commencing March 31, 1999, and on each anniversary thereafter, upon written notice from the Company and subsequent consent from the financial institutions.

Borrowings under the facility totaled $86,500,000 at September 30, 1997 and $81,515,000 at September 30, 1996 and are collateralized by a security interest in substantially all the assets of the Company. The credit agreement places certain limits and restrictions on the outside borrowings, dividends, and capital expenditures of the Company. Additionally, the agreement requires the Company to maintain certain financial covenants at levels specified in the agreement.

SPACE MASTER INTERNATIONAL, INC.

September 30, 1997


Note 6 -- Senior Subordinated Debt
----------------------------------

During January 1990, the Company entered into an agreement with a life insurance company and issued $12,000,000 of senior subordinated notes bearing interest at
12.9 percent. Concurrently, the parent company issued six stock purchase warrants which give the life insurance company the option to purchase twelve percent of the issued and outstanding common stock of the parent company between March 1, 1995 and December 31, 1999. Accordingly, the senior subordinated notes were recorded at an original issue discount of $1,600,000, the fair market value of the warrants at the time of their issuance. The amount of unamortized discount was $118,120, $275,389 and $474,133 at September 30, 1997, 1996 and
1995, respectively. During 1997, the Company's sole stockholder purchased the six stock warrants from the life insurance company.

The Company made principal payments of $2,400,000, $1,200,000 and $1,200,000 during the years ended September 30, 1997, 1996 and 1995, respectively. The senior subordinated note agreement requires the Company to make future principal payments on December 28 of each year as follows: $2,400,000 in 1997 and $2,600,000 in 1998. Additionally, the agreement requires semi-annual interest payments on June 28 and December 28 of each year.

The senior subordinated note agreement places certain limits and restrictions on other outside borrowings, dividends and certain leasing transactions of the Company. The Company is also required to maintain a certain net worth and fixed charge and cash flow coverage ratios, as defined in the agreement. Additionally, the warrant holder has the option of putting the warrants back to the parent company for repurchase at a price determined by a formula specified in the agreement. On September 30, 1997, if this option were to be exercised, the put price would be approximately $8.6 million. The put price increases by eighteen percent per annum, compounded on a semi-annual basis, through December 1999. The Company believes it is not practicable to estimate the fair value of the senior subordinated notes.

Note 7 -- Capital Lease Obligations
-----------------------------------

In 1988, the Company entered into agreements ("the Agreements") with two corporations (Space Leasing Corp. or "Space Leasing" and Space Two Leasing Corp. or "Space Two Leasing") which provided for the sale of a portion of the Company's lease equipment to Space Leasing and Space Two Leasing. The Company's president is a shareholder of Space Leasing and Space Two Leasing. In connection with the Agreements, the Company assigned the operating leases associated with the lease equipment to Space Leasing and Space Two Leasing.

The Company entered into equipment management agreements ("the Management Agreement") with Space Leasing and Space Two Leasing which provides for the Company to manage the lease equipment on their behalf. Pursuant to the Management Agreement, the Company receives a management fee of fifty-five percent of rental

SPACE MASTER INTERNATIONAL, INC.

September 30, 1997


Note 7 -- Capital Lease Obligations -- Continued
------------------------------------------------

payments collected. For the year ended September 30, 1997, the Company recorded management fee revenues of $1,216,445 from Space Leasing and $1,113,170 from Space Two Leasing. For the year ended September 30, 1996, the Company recorded management fee revenues of $1,211,423 from Space Leasing and $1,052,976 from Space Two Leasing. The Management Agreement also provides for the Company to receive sixty percent of the sales proceeds of any managed lease equipment sold.

Pursuant to the terms of the agreements, the Company's investment in the managed lease equipment has been included in the accompanying financial statements as Lease Equipment. For financial reporting purposes, revenues and expenses associated with the managed lease equipment are recognized in a manner similar to the Company's conventional operating lease activities, and gains or losses resulting from sales of the equipment to third parties are recognized at the time of transfer to the third party. Management fees are recorded as income when realized.

During August 1997, the Company acquired the capital stock of Space Leasing and Space Two Leasing for $5,110,351. The purchase price was assigned to the lease equipment.

Note 8 -- Commitments and Contingencies
---------------------------------------

The Company is a guarantor of loans obtained by affiliates from a bank. The amounts outstanding under these loans are approximately $364,480 at September 30, 1997.

The Company leases land at aggregate monthly payments of approximately $5,600 from an affiliate. The Company also rents certain of its office and storage facilities, lease equipment and office equipment under operating leases expiring at various dates through 2005. Total rent expense for the years ended September 30, 1997, 1996 and 1995 was approximately $1,898,000, $1,882,000 and $1,712,000, respectively.

The following is a summary of the minimum future rental payments due under operating leases:

          Year Ending
         September 30,                                       Amount
         -------------                                       ------
             1998                                          $1,849,568
             1999                                           1,028,347
             2000                                             879,831
             2001                                             649,242
             2002                                             650,628
          Thereafter                                        1,030,949
                                                           ----------
                                                           $6,088,565
                                                           ==========

SPACE MASTER INTERNATIONAL, INC.

September 30, 1997


Note 8 -- Commitments and Contingencies -- Continued
----------------------------------------------------

The Company has entered into an agreement with a financial institution under which receivables from sales-type leases will be sold to the institution with limited recourse, as defined in the credit agreement. The aggregate balance of outstanding receivables sold under this arrangement at September 30, 1997 was approximately $13,114,350. The proceeds from the sale of the sales-type lease receivables were $9,403,329, $2,810,652 and $3,010,801 at September 30, 1997,
1996 and 1995, respectively.

Note 9 -- Employee Benefit Plan
-------------------------------

The Company sponsors a 401(k) profit sharing plan ("the Plan") covering substantially all employees who are at least 21 years old and have completed one year of service, as defined in the Plan. The Company incurred expenses of approximately $213,000, $163,000 and $141,000 in connection with the Plan for the years ended September 30, 1997, 1996 and 1995, respectively. Participants may make voluntary compensation reduction contributions up to the statutory amount determined by the Internal Revenue Service but not in excess of fifteen percent of compensation. The Company matches fifty percent of compensation reduction contributions up to six percent of compensation. Additional discretionary contributions may be made by the Company as resolved by the Board of Directors. Participants are vested twenty percent in their accounts for each year of service, with full vesting after five years of service. The Company may terminate the Plan at any time.

Note 10 -- Subsequent Events
----------------------------

The stock of the Company was sold on September 1, 1998 to Williams Scotsman, Inc.

                        SPACE MASTER INTERNATIONAL, INC.
                                 Balance Sheets

                                                             June 30,
                                                              1998          September 30,
                                                           (unaudited)          1997
                                                           ------------     ------------
                ASSETS
                ------
Cash                                                       $  5,185,752     $  5,357,658

Accounts receivable, net of allowance
     for doubtful accounts of $642,930 at
     June 30, 1998 and $510,000 at
     September 30, 1997                                       7,825,095        9,538,499

Receivables from affiliates                                   1,962,851        6,739,015

Net investment in sales-type leases                           3,625,088        3,421,776

Lease equipment, net of accumulated
     depreciation of $37,209,515 at June 30, 1998 and
     $32,906,752 at September 30, 1997                      119,344,719      116,777,202

Property and equipment, net                                   7,240,952        2,489,441

Prepaid expenses and other assets                             4,544,936        1,427,512

Costs and estimated earnings in excess of
     billings on uncompleted contracts                          999,708        1,426,048
                                                           ------------     ------------

          Total Assets                                     $150,729,101     $147,177,151
                                                           ============     ============

  LIABILITIES AND STOCKHOLDER'S EQUITY
  ------------------------------------

Notes payable and long-term debt                    $ 94,900,000     $86,500,000

Senior subordinated debt                               3,774,139       4,881,880

Accounts payable                                       1,883,108       3,915,917

Accrued liabilities                                    2,222,652       7,486,881

Accrued income taxes                                     107,672       1,262,330

Billings in excess of costs and estimated
     earnings on uncompleted contracts                 1,436,106         530,223

Deferred liabilities                                   1,560,000       1,523,695

Deferred income taxes                                 22,134,695      18,858,000
                                                    ------------    ------------

     Total Liabilities                              $128,018,372    $124,958,926
                                                    ------------    ------------
Stockholder's equity
     Common stock, $1 par value:
          Authorized - 100,000 shares
          Issued and outstanding -
               49,000 at June 30, 1998 and
               13,913 at September 30, 1997               49,000          13,913

Additional paid-in capital                             1,007,776       1,042,862
Retained earnings                                     21,653,953      21,161,450
                                                    ------------    ------------

     Total Stockholder's Equity                       22,710,729      22,218,225
                                                    ------------    ------------

     Total Liabilities & Stockholder's Equity       $150,729,101    $147,177,151
                                                    ============    ============

See accompanying notes to financial statements.

                        SPACE MASTER INTERNATIONAL, INC.
                            Statements of Operations
                    Nine months ended June 30, 1998 and 1997


                                          1998             1997
                                          ----             ----
Revenues:
     Sales                            $30,175,586      $36,615,147
     Leases                            29,247,456       26,860,011
     Service                           11,589,268       10,402,506
     Interest                              91,419           91,566
                                      -----------      -----------

          Total revenues               71,103,729       73,969,230

Costs and expenses:
     Cost of units sold                25,560,714       30,713,296
     Operating                         24,893,502       26,600,204
     Interest                           5,670,754        5,358,421
     Depreciation and amortization      7,590,131        7,034,415
                                      -----------      -----------

          Total costs and expenses     63,715,101       69,706,336
                                      -----------      -----------

Income before income taxes              7,388,628        4,262,894

Provision for income taxes:
     Current                              671,704          225,000
     Deferred                           2,112,546        1,380,000
                                      -----------      -----------

                                        2,784,250        1,605,000
                                      -----------      -----------

Net income                            $ 4,604,378      $ 2,657,894
                                      ===========      ===========

See accompanying notes to financial statements.

                        SPACE MASTER INTERNATIONAL, INC.
                            Statements of Cash Flows
                    Nine months ended June 30, 1998 and 1997

                                                                                 1998            1997
                                                                                 ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                $ 4,604,378     $ 2,657,894

  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation                                                            7,456,640       6,902,062
      Amortization                                                              133,491         132,353
      Decrease in original issue discount                                        77,854         117,952
      Gain on sale of lease equipment                                        (2,202,167)     (1,888,579)
      Gain on sale of finance leases                                           (120,835)       (180,842)
      Decrease (increase) in:
        Receivables                                                           1,713,404       2,354,544
        Net investment in sales-type leases                                  (2,049,485)     (7,268,911)
        Prepaid expenses and other assets                                      (262,438)        220,930
        Costs in excess of billings and estimated
          earnings on uncompleted contracts                                     426,340       3,979,151
      Increase (decrease) in:
        Accounts payable                                                     (2,032,809)     (3,084,682)
        Accrued income taxes                                                   (254,658)              0
        Accrued liabilities                                                  (5,264,229)     (3,069,954)
        Deferred liabilities                                                     36,305               0
        Deferred income taxes                                                 2,534,695       1,380,000
       Billings in excess of costs and estimated
          earnings on uncompleted contracts                                     905,883               0
                                                                            -----------     -----------
         Total adjustments                                                    1,097,991        (405,976)
                                                                            -----------     -----------
          Net Cash provided by operating activities                           5,702,369       2,251,918

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of lease equipment                                              (14,156,019)    (15,736,839)
  Proceeds from sale of lease equipment                                       7,000,657       6,456,335
  Proceeds from sale of finance leases                                        1,967,008       5,914,297
  Purchases of fixed assets                                                    (585,671)        (45,559)
  Merger of Affiliates                                                           41,998               0
  Net decrease (increase) in receivables
    from affiliates                                                             254,379      (2,292,855)
                                                                            -----------     -----------
          Net cash used by investing activities                              (5,477,648)     (5,704,621)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds (repayments) under revolving loan
    agreements                                                                8,400,000       2,600,000
  Payments on long term debt                                                 (8,796,627)     (2,400,000)
                                                                            -----------     -----------
          Net cash provided by financing activities                            (396,627)        200,000
                                                                            -----------     -----------

INCREASE (DECREASE) IN CASH                                                    (171,906)     (3,252,703)
CASH BALANCE AT BEGINNING OF YEAR                                             5,357,658       5,127,358
                                                                            -----------     -----------

CASH BALANCE AT JUNE 30, 1998                                               $ 5,185,752     $ 1,874,655
                                                                            ===========     ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the nine months for:
          Interest                                                          $ 5,693,972     $ 5,086,642
                                                                            ===========     ===========

          Income taxes                                                      $   504,213     $   225,000
                                                                            ===========     ===========

See accompanying notes to financial statements.

                        SPACE MASTER INTERNATIONAL, INC.
                          Notes to Financial Statements
                                   (Unaudited)


(1)    BASIS OF PRESENTATION

       The accompanying financial statements include the accounts of Space Master International, Inc. (the Company), after giving effect to the downward merger on December 11, 1997 of an affiliated company, Space Master Enterprises, Inc., its parent company prior to the merger along with its wholly-owned subsidiary, Space Master Investments, Inc. All significant intercompany accounts and transactions have been eliminated in the merger of Space Master International, Inc. and Space Master Enterprises, Inc.

       The Company is primarily engaged in the selling and leasing of pre-engineered buildings and mobile offices.


(2)    FINANCIAL STATEMENTS

       The financial information for the nine months ended June 30, 1998 and 1997 has not been audited. In the opinion of management, the unaudited financial statements contain all adjustments (consisting only of normal, recurring adjustments) necessary to present fairly the Company's financial position as of June 30, 1998 and its operating results and cash flows for the nine months ended June 30, 1998 and 1997. The results of operations for the periods ended June 30, 1998 and 1997 are not necessarily indicative of the operating results for the full year.

       Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these financial statements be read in conjunction with the audited financial statements being filed herewith.

Item 7 (b).       Pro Forma Financial Information

                  The Company completed its acquisition of SMI on September 1, 1998 (the Acquisition). The total purchase price of approximately $273 million has been allocated to the assets and liabilities of SMI based upon an estimate of their respective fair values in accordance with the purchase method of accounting. These estimates may vary from actual amounts ultimately recorded.

                  The accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 have been derived by the application of pro forma adjustments to the historical combined statements of operations and give effect to the Acquisition as if it was consummated at the beginning of fiscal 1997. The historical statements of operations of SMI included in this pro forma information exclude results relating to certain net assets of SMI transferred to an entity owned by the Seller immediately prior to the Acquisition. A consolidated balance sheet as of September 30, 1998, which includes the fair value of net assets acquired from SMI, is included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998. Accordingly, a separate pro forma combined balance sheet is not included herein.

                  The pro forma adjustments are described in the accompanying notes and are based upon available information and upon certain assumptions that management believes are reasonable. The unaudited pro forma combined statements of operations and accompanying notes are presented for illustrative purposes only and do not purport to represent what the Company's results of operations would have been had the Acquisition occurred on the dates indicated or for any future period or date, and are therefore qualified in their entirety by reference to and should be read in conjunction with the historical financial statements of the Company and SMI.

Item 7 (b).       Pro Forma Financial Information
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
Nine Months Ended September 30, 1998
(Unaudited)

(in millions, except share data)

                                                        WSI         SMI
                                                     Historical  Historical
                                                    ------------------------
                                                    Nine Months Eight Months
                                                       Ended       Ended      Pro Forma
                                                      9/30/98     8/31/98    Adjustments    Pro Forma
                                                    -------------------------------------  -----------
Total revenue                                       $    202.2  $     58.5  $              $    260.7

Total cost of revenue                                     98.9        35.1        (3.3)(b)      130.8
                                                    -------------------------------------  -----------
Gross profit                                             103.3        23.4         3.3          129.9

Selling, general and administrative expenses              41.7        10.2                       51.9

Other expenses                                             5.9         0.1         2.7 (a)        8.7

Interest, including amortization of
   debt issuance costs                                    45.0         5.1        12.6 (c)       62.7
                                                    -------------------------------------  -----------
Income before income taxes                                10.7         7.9       (12.1)           6.5

Income tax expense                                         7.7         3.0        (3.6)(d)        7.0
                                                    -------------------------------------  -----------
Net income (loss)                                   $      3.0  $      5.0  $     (8.5)    $     (0.5)
                                                    =====================================  ===========

Earnings (loss) per common share                    $     0.90                             $    (0.15)
Weighted average shares outstanding                  3,320,000                              3,320,000

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

Item 7 (b)        Pro Forma Financial Information
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
Year Ended December 31, 1997
(Unaudited)

(in millions, except share data)

                                                           Historical
                                                    ------------------------  Pro Forma
                                                        WSI         SMI      Adjustments    Pro Forma
                                                    -------------------------------------  -----------
Total revenue                                       $    236.2  $     89.3  $              $     325.5

Total cost of revenue                                    128.4        51.6        (1.5)(b)       178.4
                                                    -------------------------------------  -----------
Gross profit                                             107.8        37.7         1.5           147.1

Selling, general and administrative expenses              46.3        14.1                        60.4

Other expenses                                             8.0         0.4         4.1 (a)        12.5

Interest, including amortization of
   debt issuance costs                                    43.6         8.0        18.9 (c)        70.5
                                                    -------------------------------------  -----------
Income before income taxes and extraordinary item         10.0        15.2       (21.5)            3.7

Income tax expense                                         4.0         5.7        (6.7)(d)         3.0
                                                    -------------------------------------  -----------
Income before extraordinary item                    $      6.0  $      9.5  $    (14.8)    $       0.7
                                                    =====================================  ===========

Earnings per common share
   Income before extraordinary item                 $     1.80                             $      0.21
   Weighted average shares outstanding               3,320,000                               3,320,000

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

Item 7 (b).       Notes to Unaudited Pro Forma Condensed Combined Financial
                  Statements

                  (a) To increase amortization based on Acquisition-related goodwill and other intangible assets of $163.7 million amortized primarily over 40 years.

                  (b) To adjust fleet depreciation to reflect $157.2 million in fair value of fleet acquired, calculated in a manner consistent with the Company's policy.

                  (c) To reflect additional interest expense based on debt issued in connection with the Acquisition as follows ($ in millions):

                           Revolver (8.0%)                             $155.1

                           Term loan (8.875%)                            60.0
                                                                       ------
                                                                       $215.1
                                                                       ======

                           Interest on this debt is based on either prime or Eurodollar rates plus applicable margins as required by the Company's credit facility. The rates indicated above represent approximate rates at September 1, 1998.

                           Pro forma interest expense also includes amortization of deferred financing costs of $6.3 million related to Acquisition debt. Such costs are being amortized over the lives of the related debt (Term loan: 7 years; Revolver: 5 years).

                  (d) To reflect income tax expense based on the Company's estimated statutory combined rate of 38.6% applied to pro forma adjustments, excluding non-deductible goodwill amortization.

                  (e) Historical September results include (i) a $2.0 million non-cash stock option compensation expense accrual in accordance with variable plan accounting as part of selling, general and administrative expenses, and (ii) a $3.4 million additional charge to income tax expense relating to an increase in the deferred tax asset valuation allowance as a result of management's decision to abandon tax planning strategies associated with the recoverability of certain net operating loss carryforwards.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 16, 1998
                                                   WILLIAM SCOTSMAN, INC.


                                                   By: /s/ Gerard E. Keefe
                                                       -------------------
                                                       Senior Vice President and
                                                       Chief Financial Officer

                                  EXHIBIT INDEX

                                                                  Sequentially
Exhibit Number               Description of Exhibit               Numbered Page
--------------               ----------------------               -------------

      2               Stock Purchase Agreement, dated as of            (a)
                      July 23, 1998, among Williams
                      Scotsman, Inc. and Raymond A.
                      Wooldridge

      99.1            Press Release, dated as of September 1,          (a)
                      1998

(a) Exhibits previously filed with Current Report on Form 8-K dated September 1, 1998.